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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Steinway Musical Instruments, Inc.:

        We consent to the incorporation by reference in the registration statements (No. 333-11465, No. 333-97261, and No. 333-144632) on Form S-8 of Steinway Musical Instruments, Inc. of our report dated March 14, 2013, with respect to the consolidated balance sheets of Steinway Musical Instruments, Inc. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), cash flows, and stockholders' equity, for each of the years in the three year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which report appears in the December 31, 2012 annual report on Form 10-K of Steinway Musical Instruments, Inc. and subsidiaries.

/s/ KPMG LLP

Boston, Massachusetts
March 14, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm